UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  04/09/2014

Stereotaxis, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-36159

Delaware	94-3120386
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

4320 Forest Park Avenue, Suite 100, St. Louis, MO 63108
(Address of principal executive offices, including zip code)

314-678-6100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.    Termination of a Material Definitive Agreement

Stereotaxis, Inc. (the "Company") and Cantor Fitzgerald & Co. ("Cantor Fitzgerald") previously entered into a Controlled Equity Offering Sales Agreement dated as of November 27, 2013 (the "Sales Agreement"). Effective April 9, 2014, the Company and Cantor Fitzgerald mutually agreed to terminate the Sales Agreement. Pursuant to the terms of the Sales Agreement, the Company could offer and sell shares of its common stock from time to time through Cantor Fitzgerald, acting as agent. The Company did not sell any shares of its common stock under the Sales Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stereotaxis, Inc.

Date: April 09, 2014	By:	/s/ Karen Witte Duros
Karen Witte Duros
Sr. Vice President, General Counsel